SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 29, 2002 (December 31, 2001)

SOUTHERN SECURITY BANK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-22911
(Commission File Number)

65-0325364
(IRS Employer Identification No.)

1000 Brickell Avenue Suite 900
Miami, Florida
(Address of principal executive offices)

33131
(Zip Code)

(305) 702-5520
(Registrant's telephone number, including area code)

ITEM 2. . ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2001, Southern Security Bank Corporation ("SSBC" and "Registrant") and its subsidiary bank, Southern Security Bank ("SSB") completed the acquisition of substantially all of the Assets and substantially all the Liabilities of PanAmerican Bank ("PAB"), 2770 SW 27 Avenue Miami, Florida in accordance with the Asset Purchase Agreement between PanAmerican Bank, Registrant and SSB dated May 15, 2001 (the "Agreement"). The Agreement was filed as an exhibit on August 14, 2001 with the Registrant's June 30, 2001, 10-QSB, which is hereby incorporated in this report by reference. PAB operated one full service banking office located in Miami, Miami-Dade County, Florida which has been reopened as Southern Security Bank's Grovegate Branch.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of the business acquired and required by Item 7 are included below. Pro-Forma financial information reflecting the effect of the acquisition as described in Item 2 are also included below.

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Form 8-K/A of Southern Security Bank Corporation of our report dated February 9, 2001 on the financial statements of PanAmerican Bank as of and for the years ended December 31, 2000, and 1999.

/s/ Morrison, Brown, Argiz & Company
MORRISON, BROWN, ARGIZ & COMPANY
Certified Public Accountants
Miami, Florida
March 18, 2002

PanAmerican Bank

Financial Statements

December 31, 2000 and 1999

PANAMERICAN BANK
FINANCIAL STATEMENTS
TABLE OF CONTENTS

STATEMENTS OF FINANCIAL CONDITION	1
STATEMENTS OF OPERATIONS	2
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY	3
STATEMENTS OF CASH FLOWS	4 - 5
NOTES TO FINANCIAL STATEMENTS	6 - 22

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
PanAmerican Bank

We have audited the accompanying statements of financial condition of PanAmerican Bank (the "Bank") as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 10 to the financial statements, on January 13, 1997, the Bank entered into a supervisory agreement with state and federal regulators, that restricts, among other things, the Bank from declaring or paying dividends, entering into transactions with affiliates and accepting brokered deposits without prior approval from the regulators. The Bank believes that at present it is in compliance with all the provisions of the agreement.

Subsequent to December 31, 2000, the Bank sold substantially all of its assets and liabilities.

/s/ Morrison, Brown, Argiz & Company
Certified Public Accountants
Miami, Florida
February 9, 2001

PANAMERICAN BANK
STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31,

	2000	1999
ASSETS
Cash and cash equivalents:
Cash and due from banks	$ 2,468,769	$ 1,218,124
Federal funds sold	2,700,000	1,900,000
Cash and cash equivalents	5,168,769	3,118,124
Investment securities	5,827,852	5,788,963
Federal Reserve Bank stock, at cost	336,500	336,500
Loans, net	19,346,920	18,485,915
Property and equipment, net	839,332	880,352
Foreclosed assets, net -	-	504,595
Other assets	379,713	454,450

TOTAL ASSETS	$ 31,899,086	$ 29,568,899

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand deposits	$ 7,555,782	$ 8,982,063
Savings accounts	5,273,018	2,246,760
Money market accounts	1,046,258	506,937
Time deposits $100,000 or more	4,726,533	4,576,268
Other time deposits	9,198,145	8,510,765

TOTAL DEPOSITS	27,799,736	24,822,793

Securities sold under agreements to repurchase 762,474 1,599,576
Accrued expenses and liabilities	280,107	365,733

TOTAL LIABILITIES	28,842,317	26,788,102

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY	3,056,769	2,780,797
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 31,899,086	$ 29,568,899

PANAMERICAN BANK
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,

	2000	1999
INTEREST INCOME
Loans, including fees	$ 1,739,424	$ 1,685,079
Debt securities:
Taxable	383,391	320,485
Tax-exempt	142,805	120,194
TOTAL INTEREST INCOME	2,265,620	2,125,758
INTEREST EXPENSE
Deposits	1,047,309	834,600
TOTAL INTEREST EXPENSE	1,047,309	834,600
NET INTEREST INCOME	1,218,311	1,291,158
NONINTEREST INCOME
Service charges and other	225,554	296,328
Custody fees	9,796	17,006
Reduction in allowance for loan losses	231,500	160,000
TOTAL NONINTEREST INCOME	466,850	473,334
NONINTEREST EXPENSE
Salaries and employee benefits	691,367	825,900
Occupancy expense	195,113	301,661
Other expense	814,948	1,011,738
Loss on sale of real estate owned	27,475	-
TOTAL NONINTEREST EXPENSE	1,728,903	2,139,299
NET LOSS	$ (43,742)	$ (374,807)

PANAMERICAN BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999

	COMMON STOCK	SURPLUS	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS
					TOTAL
BALANCES, JANUARY 1, 1999	$ 11,215,803	$ 641,608	$ (8,561,309)	$ (2,554)	$ 3,293,548

COMPREHENSIVE LOSS:
Net loss	-	-	(374,807)	-	(374,807)
Change in unrealized loss on
securities available for sale	-	-	-	(137,944)	(137,944)

TOTAL COMPREHENSIVE LOSS	-	-	-	-	(512,751)

BALANCES, DECEMBER 31, 1999	11,215,803	641,608	(8,936,116)	(140,498)	2,780,797

COMPREHENSIVE INCOME:

Net loss	-	-	(43,742)	-	(43,742)
Change in unrealized loss on
securities available for sale	-	-	-	119,714	119,714
TOTAL COMPREHENSIVE INCOME					75,972
CAPITAL CONTRIBUTION	-	200,000	-	-	200,000
BALANCES, DECEMBER 31, 2000	$ 11,215,803	$ 841,608	$ (8,979,858)	$ (20,784)	$ 3,056,769

PANAMERICAN BANK
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (43,742)	$ (374,807)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization and write down of assets	91,010	185,395
Reduction in allowance for loan losses	(231,500)	(160,000)
Amortization and accretion of investments	5,505	(3,481)
Gain on sale of property and equipment	(1,545)	-
Loss on sale of foreclosed assets	27,475	-
Changes in operating assets and liabilities:
Interest receivable	(25,423)	34,645
Other assets	100,160	175,095
Accrued interest, taxes and other liabilities	(85,626)	(55,902)

TOTAL ADJUSTMENTS	(119,944)	175,752

NET CASH USED IN OPERATING ACTIVITIES	(163,686)	(199,055)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale	-	(3,500,000)
Proceeds from sale of securities available for sale	-	303,425
Proceeds from maturities of securities available for sale	75,320	3,585,000
Net (increase) decrease in loans	(629,505)	1,735,759
Purchase of property and equipment	(58,030)	(39,770)
Proceeds from sale of property and equipment	9,585	-
Proceeds from sale of foreclosed assets	477,120	-
Additions to foreclosed assets	-	(19,595)

NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	(125,510)	2,064,819

PANAMERICAN BANK
STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31,

	2000	1999

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	2,976,943	(1,904,380)
Net increase (decrease) in securities sold
under agreement to repurchase	(837,102)	1,037,963
Proceeds from capital contributions	200,000	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
	2,339,841	(866,417)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,050,645	999,347

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	3,118,124	2,118,777

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$ 5,168,769	$ 3,118,124

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for interest	$ 1,132,219	$ 911,501

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A)  BUSINESS

PanAmerican Bank (the "Bank") provides a variety of financial services to individuals and small businesses through its office in the Coconut Grove area. Its primary deposit products are demand savings and term certificate accounts and its primary lending products are commercial and real estate mortgage loans.

B)  USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

C)  CONCENTRATIONS OF CREDIT RISK

Most of the Bank's activities are with customers located within the South Florida area. Note 2 discusses the types of securities in which the Bank invests. Note 3 discusses the types of lending in which the Bank engages. The Bank does not have any significant concentrations to any one industry or customer.

D)  CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within ninety days.

E)  SECURITIES

Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. At December 31, 2000 and 1999, all securities held by the bank were categorized as "available for sale".

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses of securities are recorded on the trade date and are determined using the specific identification method.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F)  LOANS

The Bank grants commercial, real estate, installment, and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial real estate loans throughout South Florida. The ability of the Bank's debtors to honor their contracts is dependent upon the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time a loan is 90 days delinquent unless the credit is well-secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

G)  ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio and, among other things, the borrowers' ability to repay, estimated collateral values, prior loss experience, and growth and composition of the portfolio; however, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on information available to them at the time of their examination.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G)  ALLOWANCE FOR LOAN LOSSES (CONTINUED)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

H)  FINANCIAL INSTRUMENTS

Credit Related Financial Instruments - In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit.

Foreclosed Assets - Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses relating to the foreclosed asset and changes in the valuation allowance are included in net expenses from foreclosed assets.

I)  PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

J)  INCOME TAXES

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and give current recognition to changes in tax rates and laws.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

K)  COMPREHENSIVE INCOME

The Bank adopted SFAS 130, Reporting Comprehensive Income, as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

L)  RECENT ACCOUNTING PRONOUNCEMENTS

In June 2000, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 1999. This statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available for sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign operation. The statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. The adoption of SFAS 133 had no impact on the financial statements of the Bank.

M)  RECLASSIFICATIONS

Certain items in the 1999 financial statements have been reclassified to conform with the 2000 presentation.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of debt securities, with gross unrealized gains and losses are as follows:

December 31, 2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:

Debt securities:
U.S. Government Agencies	$ 5,848,636	$ 780	$ (21,564)	$ 5,827,852

December 31, 1999
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:
Debt securities:
U.S. Government Agencies	$ 5,929,461	$ -	$ (140,498)	$ 5,788,963

Investment securities with a carrying amount aggregating approximately $2,849,000 and $4,929,000 at December 31, 2000 and 1999, respectively, were pledged to secure securities sold under agreements to repurchase, and for other purposes required by or permitted by law.

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2000 are as follows:

Available for Sale
	Amortized Cost	Fair Value

Due in one year or less	$ 364,055	$ 362,352

Due after one year through five years	5,484,581	5,465,500

	$ 5,848,636	$ 5,827,852

NOTE 3 - LOANS

A summary of the balances of loans follows:

	2000	1999

Commercial	$ 3,663,178	$ 3,241,139
Real estate	14,178,604	14,595,492
Overdrafts	9,102	40,065
Installment	1,727,783	919,848
Other	2,182	9,190
Allowance for loan losses	19,580,849	18,805,734
	(233,929)	(319,819)

Loans, net	$ 19,346,920	$ 18,485,915

The Bank's international activities are conducted primarily with correspondent banks in Central and South America. The majority of these credits are for the finance of imports and exports and have maturities of up to 180 days. These credits are primarily unsecured; however, in some cases, they are secured by U.S. collateral. Management closely monitors its credit concentration by type of credit, geographic distribution and U.S. collateral. The international portfolio by country at December 31, 2000 is as follows:

	Loans	Letters of Credit	Exposure	U.S. Collateral	Net Foreign Exposure

Dominican Republic	$ 54,823	$ -	$ -	$ 54,823	$ -
Ecuador	332,636	42,000	-	646,388	-
Netherlands Antilles	424,450	-	-	560,000	67,630

Net foreign exposure is computed on a loan specific basis as right of offset does not exist.

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

	2000	1999

Balance at beginning of year	$ 319,819	$ 425,022
Reduction for loan losses	(231,500)	(160,000)
Loans charged-off	(13,141)	(3,974)
Recoveries of loans previously charged-off	158,751	58,771
Balance at end of year	$ 233,929	$ 319,819

NOTE 5 - PROPERTY AND EQUIPMENT

A summary of the cost and accumulated depreciation of property and equipment follows:

	2000	1999

Land	$ 478,375	$ 478,375
Building	737,371	718,844
Furniture and fixtures	230,144	224,971
Equipment	660,388	647,377

Total	2,106,278	2,069,567

Accumulated depreciation and amortization	(1,266,946)	(1,189,215)
	$ 839,332	$ 880,352

Depreciation and amortization expense for the years ended December 31, 2000 and 1999 was approximately $91,000 and $132,000, respectively.

During 1999, the Bank vacated the Brickell branch. As a result, management reviewed the fixed asset detail for possible impairment in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Based upon that review, management recognized an additional occupancy expense of $50,165, which represents the difference between the carrying value of the impaired assets and the discounted expected future cash flows.

NOTE 6 - DEPOSITS

At December 31, 2000, the scheduled maturities of time deposits are as follows:

2001	$ 7,659,008
2002	3,935,881
2003	2,102,050
2004	227,739

$ 13,924,678

NOTE 7 - SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes and operating loss carryforwards. The tax effects of significant items comprising the Bank's net deferred tax asset as of December 31, 2000 and 1999 are as follows:

	2000	1999
Deferred tax assets:
Excess of bad debt reserve over tax	$ (81,111)	$ 6,003
Deferred loan points - income	10,447	10,036
Net operating loss carryforwards	3,298,205	3,159,980
Depreciable property	50,079	23,678
Capital loss carryforward	63,394	63,394
Alternative minimum tax carryforward	7,895	7,895
Charitable contribution carryforward	7,789	-
Other real estate	-	36,150

Gross deferred tax assets	3,356,698	3,307,136

Valuation allowance	(3,356,698)	(3,307,136)

Net deferred tax asset	$ -	$ -

No income taxes have been provided since inception because of the Bank's net operating losses. Net operating loss carryforwards for tax purposes at December 31, 2000 will expire as follows:

Years Ending December 31,

2005	$ 778,051
2006	754,009
2007	517,832
2008	624,882
2009	390,658
2011	1,460,958
2017	1,972,118
2018	1,363,251
2019	549,719
2020	353,351
$ 8,764,829

Limitations on the utilization of the Bank's net operating loss carryforwards for tax purposes are imposed (on pre-1992 generated NOL's) as a result of a change in the ownership of the Bank. Loss carryforwards will be allowed to offset taxable income annually to the extent of the value of the Bank on the date of ownership change multiplied by the long-term tax-exempt rate as defined in I.R.C. section 382.

NOTE 9 - OFF-BALANCE SHEET ACTIVITIES

CREDIT-RELATED FINANCIAL INSTRUMENTS

The Bank is a party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At December 31, 2000 and 1999, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2000	1999

Unfunded commitments under lines of credit	$ 784,000	$ 2,195,511
Commercial and standby letters of credit	64,000	105,000

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments if deemed necessary.

NOTE 10 - REGULATORY MATTERS

WRITTEN AGREEMENT

On January 13, 1997, the Bank entered into a written agreement (the "Written Agreement") with the Federal Reserve Bank of Atlanta (the "FRB") and the State of Florida Department of Banking and Finance (the "Department") (collectively known as the "Regulators").

Among other things, the Written Agreement:

  requires the Bank to submit to the Regulators an acceptable written compliance program regarding Bank Secrecy Act and Know Your Customer requirements,

  requires the Bank to submit to the Regulators acceptable written policies and procedures designed to strengthen and maintain the Bank's risk management and internal audit and control functions,

  prohibits the Bank from directly or indirectly entering into any financial transaction (as defined) with any affiliates (as defined) without prior review by the Regulators,

  requires the Bank to submit to the Regulators an acceptable, enhanced written loan policies and procedures manual,

  requires the Bank to submit to the Regulators an acceptable written description of the Bank's methodologies for establishing an adequate allowance for loan losses,

  prohibits the Bank from accepting brokered deposits,

  requires the Bank to submit to the Regulators an acceptable written plan to maintain an adequate capital position, and requires written progress reports quarterly.

Noncompliance with the Written Agreement may subject the Bank to additional regulatory sanctions.

NOTE 10 - REGULATORY MATTERS (CONTINUED)

CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (as set forth in the following table) of total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, the most recent notification from the State of Florida Department of Banking and Finance categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action.

Although the ratios indicate that the Bank is well capitalized, an institution will not be considered well capitalized if it is under a capital-related cease and desist order, formal agreement, capital directive, or prompt corrective action directive.

To be categorized as well capitalized under the prompt corrective action provisions, the Bank must be released from the Written Agreement and must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category.

NOTE 10 - REGULATORY MATTERS (CONTINUED)

CAPITAL REQUIREMENTS (CONTINUED)

The Bank's actual capital amounts and ratios are presented in the following table (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Considered Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2000:

Total Risk-Based Capital to Risk Weighted Assets	$ 3,290	>15.5%	$ 1,694	>8.0%	$ 2,118	>10.0%

Tier I Capital to Risk Weighted Assets	$ 3,078	>14.5%	$ 847	>4.0%	$ 1,271	>6.0%
Tier I Capital to Average Assets	$ 3,078	> 9.5%	$ 1,290	>4.0%	$ 1,613	>5.0%

As of December 31, 1999:

Total Risk-Based Capital to Risk Weighted Assets	$ 3,293	>15.6%	$ 1,686	>8.0%	$ 2,107	>10.0%
Tier I Capital to Risk Weighted Assets	$ 3,030	>14.4%	$ 843	>4.0%	$ 1,264	>6.0%
Tier I Capital to Average Assets	$ 3,030	>9.9%	$ 1,219	>4.0%	$ 1,054	>5.0%

By law, the Bank is subject to certain restrictions (excess of earnings retained in the current year plus retained net profits for the preceding two years) on the amount of dividends that it may declare without prior regulatory approval. No dividends were declared and/or paid by the Bank during the years ended December 31, 2000 and 1999.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate fair values.

Securities - Fair values for securities, excluding Federal Reserve Bank stock, are based on quoted market prices. The carrying value of Federal Reserve Bank stock approximates fair value based on the redemption provisions of the Federal Reserve Bank.

Loans receivable - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial, industrial, and installment loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities - The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts, and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings - The carrying amounts of borrowings under repurchase agreements, maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The estimated fair values and related carrying amounts of the Bank's financial instruments at December 31, 2000 and 1999 appropriate as follows:

	2000
	Carrying Amount
		Fair Value
Financial Assets:
Cash and cash equivalents	$ 5,169,000	$ 5,169,000
Investment securities	5,828,000	5,828,000
Federal reserve bank stock	336,500	336,500
Loans, net of allowance	19,346,000	18,717,000

Financial Liabilities:
Demand, savings and money market accounts	$ 13,875,000	$ 13,875,000
Time deposits	13,925,000	13,070,000
Securities sold under repurchase agreements	762,000	762,000

	1999
Carrying
	Amount	Fair Value
Financial Assets:
Cash and cash equivalents	$ 3,118,000	$ 3,118,000
Investment securities	5,789,000	5,789,000
Federal reserve bank stock	336,500	336,500
Loans, net of allowance	18,485,000	17,978,000

Financial Liabilities:
Demand, savings and money market accounts	$ 11,736,000	$ 11,736,000
Time deposits	13,087,000	11,518,000
Securities sold under repurchase agreements	1,600,000	1,600,000

NOTE 12 - COMMITMENTS AND CONTINGENCIES

CONCENTRATION OF CREDIT RISK

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. Concentrations of credit risk (whether on- or off-balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Bank does not have a significant exposure to any individual customer or counterparty.

NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

Most of the Bank's business activity is with customers located within its primary market area, which generally includes Miami and the surrounding area in Miami-Dade County, Florida. This market area does not depend heavily on any particular industry nor are the Bank's customers concentrated in any particular market segment.

At various times during the year, the Bank has maintained deposits with other financial institutions in excess of amounts received. The exposure to the Bank from these transactions is solely dependent upon daily balances and the financial strength of the respective institutions.

LITIGATION

The Bank was named, along with fourteen other parties, as a Third-Party Defendant in a Counterclaim and Third-Party Complaint ("Counterclaim") filed by Banco Central del Ecuador ("Central Bank") and Banco Continental, an Ecuadorian Bank ("Banco Continental") in a certain action before the United States District Court for the Southern District of Florida. The Counterclaim claims approximately $450 million (treble claimed damages of $150 million) for alleged violations of the U.S. civil "RICO" statute, as well as other common law violations (such as fraud, common law fraudulent conspiracy, constructive trust, breach of fiduciary duty, conversion and unjust enrichment) relating principally to Banco Continental, Banco Continental Overseas N.V., a Netherlands Antilles bank, and loans totaling approximately $156 million made by Banco Central to Banco Continental.

This matter was assigned to be heard by Federal District Court Judge James Lawrence King. After hearing argument on motions to dismiss the RICO Counterclaim, Judge King issued an order dismissing the entire RICO Counterclaim against all 15 counter-defendants and/or third-party defendants on December 3, 1998 (the "Dismissal Order").

The Dismissal Order (dismissing the RICO Counterclaim) is now ripe for the filing of an appeal to the U.S. Court of Appeals for the Eleventh Circuit, if the Central Bank et al. are so inclined. In the event that an appeal were to be filed, the Bank cannot determine the probable outcome of the appeal. However, the Bank intends to vigorously defend the action.

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank's financial statements.

NOTE 13 - STOCKHOLDERS' EQUITY

At December 31, 2000 and 1999, the components of common stock outstanding are as follows:

	2000	1999
Common stock - $10 par value, 100,000 shares
authorized, issued and outstanding	$ 1,000,000	$ 1,000,000

Common stock - $5 par value, 1,600,000 shares authorized; 275,000 shares issued and outstanding
	1,375,000	1,375,000

Common stock - $1.28 par value, 4,200,000 shares authorized; 1,828,750 shares issued and outstanding
	2,340,800	2,340,800

Common stock - $1.15 par value, 3,000,000 shares authorized; 2,173,915 shares issued and outstanding
	2,500,003	2,500,003

Common stock - $1 par value, 5,000,000 shares
authorized; 4,000,000 shares issued and outstanding	4,000,000	4,000,000

	$ 11,215,803	$ 11,215,803

NOTE 14 - SUBSEQUENT EVENTS (NOT COVERED BY AUDITOR'S REPORT)

ACQUISITION OF PANAMERICAN BANK

On December 31, 2001, Southern Security Bank acquired substantially all of the assets and assumed substantially all of the liabilities of PanAmerican Bank located in Miami, Florida.

The aggregate purchase price was $5,275,173, including $4,813,000 of cash and 1,025,000 shares of common stock valued at $462,173. The value of the common share was determined based on a mutually agreed upon price of Southern Security Bank Corporation shares.

NOTE 14 - SUBSEQUENT EVENTS (NOT COVERED BY AUDITOR'S REPORT) (CONTINUED)

LITIGATION

The Dismissal Order (dismissing the RICO Counterclaim) referred to in the third paragraph of LITIGATION in NOTE 12, has been appealed by The Central Bank to the United States Court of Appeals for the Eleventh Circuit. Because the appeal remains in the briefing stages, the Bank cannot determine the probable outcome. However, the Bank intends to vigorously defend the action.

PROFORMA BALANCE SHEET SEPTEMBER 30, 2001
ASSETS	PAB	SSBC	CONSOL	PROFORMA ADJUSTMENT	PROFORMA COMBINED
Cash & Due From Banks	$ 1,424,368	$ 1,880,953	3,305,321	$ -	3,305,321
Federal Funds Sold	3,000,000	2,228,000	5,228,000	-	5,228,000
Cash & Cash Equivalents	4,424,368	4,108,953	8,533,321	-	8,533,321
Investment Securities	6,702,500	10,637,331	17,339,831	(B) (4,756,862)	12,582,969
Federal Reserve Bank Stock	336,500	208,600	545,100	(A) (336,500)	208,600
Loans, Net	20,493,104	19,863,275	40,356,379	-	40,356,379
Property & Equipment, Net	810,073	312,987	1,123,060	(C) 149,750	1,272,810
Other Real Estate Owned	-	84,535	84,535	-	84,535
Other Assets	286,449	385,466	671,915	(D) 200,000	871,915
Goodwill	-	-	-	1,875,250	1,875,250
Total Assets	33,052,994	35,601,147	68,654,141	(2,868,362)	65,785,799

LIABILITIES & STOCKHOLDERS EQUITY
Demand Deposits	6,100,734	7,192,189	13,292,923	-	13,292,923
Interest Bearing Deposits	22,187,618	20,260,879	42,448,497	-	42,448,497
Total Deposits	28,288,352	27,453,06	55,741,420	-	55,741,420
Sec Sold Under Agreement To Repurchase	1,311,999	2,523,064	3,835,063	-	3,835,063
Accrued Expenses & Liabilities	122,108	256,895	379,003	-	379,003
Total Liabilities	29,722,459	30,233,027	59,955,486	-	59,955,486
Minority Interest In Subsidiary	-	12,503	12,503	-	12,503
Stockholders Equity	3,330,535	5,355,617	8,686,152	(B) (2,868,362)	5,817,790
Total Liabilities & Equity	33,052,994	35,601,147	68,654,141	(2,868,362)	65,785,799

PROFORMA STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2001
Interest Income:
Interest and fees on loans	1,322,413	1,283,320	2,605,733	-	2,605,733
Interest and dividends on securities	323,713	366,095	689,808	(E) (166,762)	523,046
Interest on federal funds sold & repurchase agreements	121,299	162,745	284,044	-	284,044
	$ 1,767,425	$ 1,812,160	3,579,585	$ (166,762)	3,412,823
Interest Expense:
Deposits	882,059	490,951	1,373,010	-	1,373,010
Other	26,666	54,110	80,776	-	80,776
Net interest income	$ 858,700	$ 1,267,099	2,125,799	$ (166,762)	1,959,037
Provision for loan loss	-	-	-	-	-
Net interest income after provision for loan losses	$ 858,700	$ 1,267,099	2,125,799	$ (166,762)	1,959,037
Other Income:
Service charges on deposit accounts	83,503	124,000	207,503	-	207,503
Securities gains (losses), net	-	25,730	25,730	-	25,730
Reduction in Loan Loss	-	-	-	-	-
Other	77,366	19,452	96,818	-	96,818
Total other income	$ 160,869	$ 169,182	330,051	$ -	330,051
Other Expenses:
Salaries and employee benefits	466,534	1,107,115	1,573,649	-	1,573,649
Occupancy and equipment	109,450	349,418	458,868	-	458,868
Data and item processing	133,346	314,335	447,681	-	447,681
Professional fees	42,290	97,204	139,494	-	139,494
Insurance	34,238	32,737	66,975	-	66,975
Other	328,586	286,631	615,217	(D) 12,500	627,717
Total other expenses	$ 1,114,444	$ 2,187,440	3,301,884	$ 12,500	3,314,384
Net profit (loss) before minority interest in net profit (loss) of subsidiary	$ (94,875)	$ (751,159)	(846,034)	$ (179,262)	(1,025,296)
Minority interest in net (profit) loss of subsidiary	-	1,603	1,603	-	1,603
Net profit (loss)	$ (94,875)	$ (749,556)	(844,431)	$ (179,262)	(1,023,693)

PROFORMA BALANCE SHEET DECEMBER 31, 2000
ASSETS	PAB	SSBC	CONSOL	PROFORMA ADJUSTMENT	PROFORMA COMBINED
Cash & Due From Banks	$ 2,468,769	$ 1,161,458	3,630,227	$ -	3,630,227
Federal Funds Sold	2,700,000	8,827,000	11,527,000	-	11,527,000
Cash & Cash Equivalents	5,168,769	9,988,458	15,157,227	-	15,157,227
Investment Securities	5,827,852	3,413,006	9,240,858	(B) (4,483,096)	4,757,762
Federal Reserve Bank Stock	336,500	208,600	545,100	(A) (336,500)	208,600
Loans, Net	19,346,920	16,030,788	35,377,708	-	35,377,708
Property & Equipment, Net	839,332	274,028	1,113,360	(C) 149,750	1,263,110
Other Real Estate Owned	-	-	-	-	-
Other Assets	379,713	338,646	718,359	(D) 200,000	918,359
Goodwill	-	-	-	1,875,250	1,875,250
Total Assets	31,899,086	30,253,526	62,152,612	(2,594,596)	59,558,016

LIABILITIES & STOCKHOLDERS EQUITY
Demand Deposits	7,555,782	5,425,425	12,981,207	-	12,981,207
Interest Bearing Deposits	20,243,954	18,282,992	38,526,946	-	38,526,946
Total Deposits	27,799,736	23,708,417	51,508,153	-	51,508,153
Sec Sold Under Agreement To Repurchase	762,474	1,017,305	1,779,779	-	1,779,779
Accrued Expenses & Liabilities	280,107	472,437	752,544	-	752,544
Total Liabilities	28,842,317	25,198,159	54,040,476	-	54,040,476
Minority Interest In Subsidiary	-	6,614	6,614	-	6,614
Stockholders Equity	3,056,769	5,048,751	8,105,520	(B) (2,594,596)	5,510,924
Total Liabilities & Equity	31,899,086	30,253,524	62,152,610	(2,594,596)	59,558,016

PROFORMA STATEMENT OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2000
Interest Income:
Interest and fees on loans	1,739,424	1,482,088	3,221,512	-	3,221,512
Interest and dividends on securities	526,196	462,912	989,108	(E) (212,597)	776,511
Interest on federal funds sold & repurchase agreements	-	-	-	-	-
	$ 2,265,620	$ 1,945,000	4,210,620	$ (212,597)	3,998,023
Interest Expense:
Deposits	1,047,309	573,041	1,620,350	-	1,620,350
Other	-	-	-	-	-
Net interest income	$ 1,218,311	$ 1,371,959	2,590,270	$ (212,597)	2,377,673
Provision for loan loss	-	278,500	278,500	-	278,500
Net interest income after provision for loan losses	$ 1,218,311	$ 1,093,459	2,311,770	$ (212,597)	2,099,173
Other Income:
Service charges on deposit accounts	225,554	118,791	344,345	-	344,345
Securities gains (losses), net	-	314	314	-	314
Reduction in Loan Loss	231,500	-	231,500	-	231,500
Other	9,796	-	9,796	-	9,796
Total other income	$ 466,850	$ 119,105	585,955	$ -	585,955
Other Expenses:
Salaries and employee benefits	691,367	1,394,773	2,086,140	-	2,086,140
Occupancy and equipment	195,113	441,161	636,274	-	636,274
Data and item processing	-	89,286	89,286	-	89,286
Professional fees	-	149,108	149,108	-	149,108
Insurance	-	71,803	71,803	-	71,803
Other	842,423	433,880	1,276,303	(D) 16,667	1,292,970
Total other expenses	$ 1,728,903	$ 2,580,011	4,308,914	$ 16,667	4,325,581
Net profit (loss) before minority interest in net profit (loss) of subsidiary	$ (43,742)	$ (1,367,447)	(1,411,189)	$ (229,264)	(1,640,453)
Minority interest in net (profit) loss of subsidiary	-	6,044	6,044	-	6,044
Net profit (loss)	$ (43,742)	$ (1,361,403)	(1,405,145)	$ (229,264)	(1,634,409)

PROFORMA BALANCE SHEET DECEMBER 31, 1999
ASSETS	PAB	SSBC	CONSOL	PROFORMA ADJUSTMENT	PROFORMA COMBINED
Cash & Due From Banks	$ 1,218,124	$ 1,430,387	2,648,511	$ -	2,648,511
Federal Funds Sold	1,900,000	1,744,933	3,644,933	-	3,644,933
Cash & Cash Equivalents	3,118,124	3,175,320	6,293,444	-	6,293,444
Investment Securities	5,788,963	568,003	6,356,966	(B) (4,207,124)	2,149,842
Federal Reserve Bank Stock	336,500	88,600	425,100	(A) (336,500)	88,600
Loans, Net	18,485,915	12,788,261	31,274,176	-	31,274,176
Property & Equipment, Net	880,352	339,707	1,220,059	(C) 149,750	1,369,809
Other Real Estate Owned	504,595	267,634	772,229	-	772,229
Other Assets	454,450	257,038	711,488	(D) 200,000	911,488
Goodwill	-	-	-	1,875,250	1,875,250
Total Assets	29,568,899	17,484,563	47,053,462	(2,318,624)	44,734,838

LIABILITIES & STOCKHOLDERS EQUITY
Demand Deposits	8,982,063	3,525,043	12,507,106	-	12,507,106
Interest Bearing Deposits	15,840,730	12,169,048	28,009,778	-	28,009,778
Total Deposits	24,822,793	15,694,091	40,516,884	-	40,516,884
Sec Sold Under Agreement To Repurchase	1,599,576	-	1,599,576	-	1,599,576
Accrued Expenses & Liabilities	365,733	804,665	1,170,398	-	1,170,398
Total Liabilities	26,788,102	16,498,756	43,286,858	-	43,286,858
Minority Interest In Subsidiary	-	31,692	31,692	-	31,692
Stockholders Equity	2,780,797	954,115	3,734,912	(B) (2,318,624)	1,416,288
Total Liabilities & Equity	29,568,899	17,484,563	47,053,462	(2,318,624)	44,734,838

PROFORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
Interest Income:
Interest and fees on loans	1,685,079	1,328,510	3,013,589	-	3,013,589
Interest and dividends on securities	440,679	54,449	495,128	(E) (203,036)	292,092
Interest on federal funds sold & repurchase agreements	-	160,579	160,579	-	160,579
	$ 2,125,758	$ 1,543,538	3,669,296	$ (203,036)	3,466,260
Interest Expense:
Deposits	834,600	537,568	1,372,168	-	1,372,168
Other	-	-	-	-	-
Net interest income	$ 1,291,158	$ 1,005,970	2,297,128	$ (203,036)	2,094,092
Provision for loan loss	-	-	-	-	-
Net interest income after provision for loan losses	$ 1,291,158	$ 1,005,970	2,297,128	$ (203,036)	2,094,092
Other Income:
Service charges on deposit accounts	296,328	121,441	417,769	-	417,769
Securities gains (losses), net	-	-	-	-	-
Reduction in Loan Loss	160,000	-	160,000	-	160,000
Other	17,006	-	17,006	-	17,006
Total other income	$ 473,334	$ 121,441	594,775	-	594,775
Other Expenses:
Salaries and employee benefits	825,900	877,348	1,703,248	-	1,703,248
Occupancy and equipment	301,661	345,568	647,229	-	647,229
Data and item processing	-	85,831	85,831	-	85,831
Professional fees	-	174,468	174,468	-	174,468
Insurance	-	93,725	93,725	-	93,725
Other	1,011,738	206,132	1,217,870	(D) 16,667	1,234,537
Total other expenses	$ 2,139,299	$ 1,783,072	3,922,371	16,667	3,939,038
Net profit (loss) before minority interest in net profit (loss) of subsidiary	$ (374,807)	$ (655,661)	(1,030,468)	$ (219,703)	(1,250,171)
Minority interest in net (profit) loss of subsidiary	-	4,014	4,014	-	4,014
Net profit (loss)	$ (374,807)	$ (651,647)	(1,026,454)	$ (219,703)	(1,246,157)

Pro Forma Adjustments:

In accordance with the Asset Purchase and Assumption Agreement, SSB did not acquire the stock owned by PAB in the Federal Reserve Bank of Atlanta.

In accordance with the Asset Purchase and Assumption Agreement, SSB paid a premium of $2,000,000 over the book value of the net assets acquired, after eliminating the allowance for loan losses. The purchase price was paid with the issuance of 1,025,000 shares of common stock of SSBC, valued at $0.47 per share, and cash for the remainder. The pro forma adjustments reflect the sale of securities in an amount necessary to provide the cash needed to consummate the transaction.

Property and equipment is being adjusted to recognize the fair value of the building and land, which is believed to be approximately equal to its appraised value at the actual date of acquisition.

A core deposit intangible of $200,000 has been assumed based on the valuation at December 31, 2001, and is included in other assets. The deposit intangible is being amortized over 12 years.

Interest and dividends on securities is being adjusted to reflect the reduction in interest as a result of the sale of securities as discussed in Note B above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 29, 2002

SOUTHERN SECURITY BANK CORPORATION
By: /s/ Floyd D. Harper
 Floyd D. Harper
Vice President, Secretary and Treasurer
chief financial officer